UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2010
Date of Report (Date of earliest event reported)

INFOSPI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Harrison Street, 18th Floor Suite Penthouse A Hollywood, Florida	33309
(Address of principal executive offices)	(Zip Code)

(305) 573-0441
Registrant’s telephone number, including area code

5300 NW 12th Avenue, Suite 1
Fort Lauderdale, Florida 33309
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On approximately December 5, 2010, the Board of Directors of InfoSpi, Inc., a Nevada corporation (the “Company”), was advised by its newly appointed independent public accountants, Randall N. Drake, C.P.A., P.A. (“Drake”), that its financial statements reviewed and/or audited by its prior independent public accountant, Cornell, Beall & Leigh, LLC (CB&L”), for the quarters referenced below as filed with the Securities and Exchange Commission could not be relied upon since CB&L are not registered under the Public Company Accounting Oversight Board (the “PCAOB”):

Period Ended	Form	Date Filed with SEC

September 30, 2009	10-Q	November 23, 2009
December 31, 2009	10-K	April 14, 2010
March 31, 2010	10-Q	April 24, 2010
June 30, 2010	10-Q	August 13, 2010

As a result, the Board of Directors of the Company concluded on December 5, 2010 that its previously issued financial statements for the periods above should no longer be relied upon.

The Company intends to file, as promptly as practicable, amendments to its Form 10-Qs and Form 10-K for the periods referenced above to restate its financial statements and include either reviewed or audited financial statements.

The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company’s independent public accountants on approximately December 5, 2010.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPI INC.

DATE: December 14, 2010	By:	/s/ Dror Svorai
Dror Svorai
President/Chief Executive Officer